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                                                                    EXHIBIT 99.1

CLAYTON, DUBILIER & RICE, INC.
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                                                                            NEWS

Contact:  Allan M. Kline                    Contact: Thomas C. Franco
          Steve Cantor                               Joseph Kist
          Dynatech Corp.                             Broadgate Consultants, Inc.
          (781) 272-6100                             (212) 232-2222

FOR IMMEDIATE RELEASE
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                CLAYTON, DUBILIER & RICE COMPLETES $848 MILLION
                   RECAPITALIZATION OF DYNATECH CORPORATION

                    ______________________________________

NEW YORK, May 21, 1998 - Clayton, Dubilier, & Rice, Inc. (CD&R) announced today that it has completed the $848 million management-led recapitalization of Dynatech Corporation (NYSE;DYT), a leading manufacturer of communications products. Dynatech shareholders at a special meeting approved the terms of the recapitalization plan, under which they will receive consideration consisting of $47.75 per share in cash and a 0.5 share of recapitalized common stock in the Company.

     "The completion of the recapitalization marks the beginning of a new phase in the long-term growth of our Company," said John F. Reno, Dynatech's chairman, president and CEO. "Dynatech is now afforded increased flexibility to pursue a number of growth initiatives for the Company, including leveraging its leading market positions, addressing new market segments, pursuing strategic acquisitions and increasing its penetration of international markets."

     Donald J. Gogel, CD&R president said, "Dynatech represents an exciting investment opportunity where strategic and management support by CD&R professionals, as well as capital, will facilitate the repositioning of the Company to enhance long-term performance under the leadership of Jack Reno and his capable management team."

     "CD&R and Dynatech management believe the recapitalized Company will be better able to focus on its core businesses," added Mr. Gogel. "Dynatech has consistently grown faster than its markets but was not fully rewarded or recognized by the public stock market."

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     Dynatech, which reported sales of $473 million for the fiscal year ended
March 31, 1998, will continue to operate as an independent company and its headquarters will remain in Burlington, Massachusetts. A fund managed by CD&R holds a 71 percent fully diluted interest in the recapitalized Company while Dynatech managers and key employees hold a 24 percent fully diluted equity interest. The transaction was financed through a $277 million equity investment by the CD&R fund, with the remainder financed through debt. The remaining 5 percent of Dynatech equity will be retained by existing shareholders.

     Dynatech is a global communications company focused on developing, manufacturing, marketing and selling network technology solutions. The Company's products address Communications Test, Industrial Computing and Communications and Visual Communications applications. The Company sells its products worldwide through its subsidiaries located in the Americas, Europe and Asia.

     CD&R is a private investment firm that manages a $1.5 billion pool of equity capital on behalf of public and private pension funds, college endowments, private foundations, banks and insurance companies. Since its founding in 1978, the firm has invested in 28 companies with aggregate annual sales of more than $20 billion. The firm recently completed the purchase of North American Van Lines from Norfolk Southern Corporation and Jafra Cosmetics International from The Gillette Company.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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